Exhibit 99.2

Corporate Headquarters

712 Fifth Avenue, 9th Floor

New York, NY 10019

877.826.BLUE (2583)

www.bluerockre.com

PRESS RELEASE

For Immediate Release

BMG Board Terminates Follow On Offering, Authorizes Negotiation of Engagement Letter with Investment Banking Firm

New York, NY (August 29, 2013) – Bluerock Multifamily Growth REIT (‘BMG’ and ‘Company’) today announced that, following its meeting with the Board of Directors, and in conjunction with the ongoing exploration of strategic alternatives to enhance the growth of its portfolio, the Company has decided to terminate the follow-on offering of its common stock effective September 9, 2013.

“It’s our belief that terminating the follow-on offering will put BMG in a better position to explore strategic alternatives,” reported Ramin Kamfar, BMG’s Chairman. “Our Board remains committed to pursuing opportunities to reduce current expenses and facilitate the preservation and potential increase in value for our shareholders.”

In connection with pursuing strategic alternatives, the Company also announced that the Board of Directors has authorized BMG’s advisor to negotiate an engagement letter with a nationally-recognized investment bank for financial advisory services.

“Throughout our strategic alternatives review process, we’ve seen overwhelming interest from the investment banking community,” said Dr. Randy Anderson, BMG’s CEO. “This positive feedback has been attributed to several factors, specifically: the strength of the management team, the Company’s successful regional operating partner strategy, the quality and diversity of the existing assets, and our proven capability to create value repeatedly across projects.”

In conjunction with the termination of the follow-on offering, the Company’s board of directors also voted to terminate the distribution reinvestment plan (DRIP), the Company’s share repurchase plan and the Company’s automatic investment plan effective September 9, 2013.

Due to limitations under federal securities laws BMG is unable to provide further detail regarding possible strategic alternatives until further notice. There is no set timetable for the Board of Directors to review alternatives and there can be no assurances that the review process will result in any transaction(s) being announced or completed.

Exhibit 99.2

About BMG

BMG is a publicly registered, non-traded real estate investment trust. BMG currently has a seven-property portfolio with 1,700+ units of primarily of Class A multifamily properties positioned in growth markets with an asset cost greater than $215 million. For copies of BMG’s public company filings, please visit the U.S. Securities and Exchange Commission’s website at www.sec.gov.

BMG is sponsored by Bluerock Real Estate, LLC, a national investment firm providing institutional investments for individual investors.

Forward-looking Statements

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to strategic alternatives and benefits to shareholders. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the impact of current and future regulation; the uncertainties relating to the implementation of our real estate investment strategy; no guarantee as to future distributions; no guarantee as to the consummation of a liquidity event; and other risk factors as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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